SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of MercadoLibre, Inc. (the “Company”) was held on June 14, 2011 for the following purposes:

•	to elect the three Class I directors nominated by the Company’s board of directors to serve for a term of three years each;

•	to hold an advisory vote on executive compensation;

•	to hold an advisory vote on the frequency of future advisory votes on executive compensation; and

•	to ratify the appointment of Deloitte & Co. S.R.L. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The number of outstanding shares of the Company’s common stock as of April 20, 2011, the record date for the Annual Meeting, was 44,136,660 shares.  38,398,021 shares of common stock were represented in person or by proxy at the Annual Meeting, which were sufficient to constitute a quorum for the purpose of transacting business at the Annual Meeting.

At the Annual Meeting, the stockholders elected all three Class I directors, approved (on a non-binding basis) the Company’s executive compensation, voted (on a non-binding basis) in favor of holding an advisory vote on executive compensation every year and ratified the appointment of Deloitte & Co. S.R.L. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The final voting results for each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal One — Election of Directors:

Nominee for Director	For	Withheld	Broker Non-Votes
Mario Eduardo Vázquez	35,766,065	38,401	2,593,555
Anton J. Levy	21,109,806	14,694,660	2,593,555
Michael Spence	21,108,778	14,695,688	2,593,555

Proposal Two — Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
27,601,279	67,896	8,290	2,593,555

Proposal Three — Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
24,857,269	21,189	2,793,163	5,844	2,593,555

Proposal Four — Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
30,233,869	20,796	16,355	*

*	No broker non-votes arose in connection with Proposal Four, due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: June 15, 2011	By:	/s/ Pedro Arnt
Pedro Arnt
Executive Vice President and Chief Financial Officer